Exhibit 10.4
FORM OF STOCK AWARD AMENDMENT
TOLL BROTHERS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN
FOR NON-EMPLOYEE DIRECTORS (2007)
     This Stock Award Amendment (the “Award Amendment”) constitutes an amendment to the Award Agreement issued in connection with the grant of an Award by Toll Brothers, Inc. (the “Company”) pursuant to the terms of the Toll Brothers, Inc. Amended and Restated Stock Incentive Plan for Non-Employee Directors (2007) (the “Plan”) relating to a grant of                      shares of Common Stock (the “Award Shares”), on                     , 20___(the “Date of Grant”) to                      (the “Grantee”), and is subject to all applicable terms and conditions set forth in the Plan.
     1. Definitions. All capitalized terms contained in this Award Amendment shall have the meaning set forth in the Plan unless otherwise defined herein or as may be required by the context.
     2. Lapse of Restrictions. Subject to the terms and conditions set forth in the Award Agreement and in the Plan, the restrictions set forth in Paragraph 2 of the Award Agreement with respect to the Award Shares shall lapse (and the Award Shares shall be considered as “vested”) upon Grantee’s resignation from the Board of Directors.
     3. Other Terms and Conditions. Except as set forth above, all terms and conditions shall be as set forth in the Award Agreement, which terms and conditions are incorporated herein by reference.
     IN WITNESS WHEREOF, this Award Agreement has been executed on this       day of                     , 20     .

TOLL BROTHERS, INC.
By:

(Corporate Seal)